UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street
Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 5, 2023, AVEO Pharmaceuticals, Inc. (the “Company”) held a special meeting of the stockholders of the Company (the “Special Meeting”). At the Special Meeting, the stockholders of the Company voted on the proposals set forth below, which were set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2022, as supplemented on December 23, 2022. The final voting results for each proposal are set forth below. As of the close of business on November 18, 2022, the record date of the Special Meeting, there were 34,763,127 shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 21,241,190 shares of Company Common Stock, representing approximately 61.1% of the outstanding shares of Company Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1 – The Merger Proposal: To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 18, 2022, among LG Chem, Ltd., a corporation organized and existing under the laws of the Republic of Korea (“LG Chem”), Acacia Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of LG Chem (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of LG Chem (the “Merger,” and such proposal, the “Merger Proposal”)

The Merger Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,092,601	1,124,415	24,174	—

Proposal No. 2 – The Merger Compensation Proposal: To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,587,382	2,582,409	71,399	—

Proposal No. 3 – The Adjournment Proposal: To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”)

The Adjournment Proposal was approved by the requisite vote of the Company’s stockholders. However, adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,725,209	1,482,467	33,514	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: January 5, 2023	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer